Exhibit 4.1

SUBSCRIPTION AGREEMENT

Energizer Tennis Inc.
Suite 3, 219 Bow Road
Docklands, London E3 2SJ
United Kingdom

The undersigned has received the prospectus dated __________, 2012 (“Prospectus”), and hereby subscribes for _____________ shares of $.001 par value common stock of Energizer Tennis Inc., a Nevada corporation (“Company”), for a subscription price of $0.04 per share (“Offered Shares”).  The undersigned hereby agrees that this subscription shall be irrevocable and shall survive the death or disability of the undersigned.  Payment of the purchase price for the Offered Shares is due upon subscription.

The undersigned acknowledges that (i) the Company has the right to accept or reject this subscription in whole or in part and (ii) this subscription shall be deemed to be accepted by the Company only when the Company signs this Subscription Agreement.

Number of Offered Shares: _________________.  Subscription Amount: ___________ (number of Offered Shares multiplied by $0.04)

Make check payable to:                                                      “Energizer Tennis Inc.”

Please print name(s) or title, residence address, and SSN or Tax ID for which the Offered Shares are to be registered.  Please notify the Company in writing if your address changes before you either receive your shares or are notified that your subscription has not been accepted.

Name

Street

City                                                                State                                                                           Zip Code

SSN or Tax ID No. (For joint ownership, both parties must provide a Social Security Number or similar tax identification)

Indicate type of ownership:

☐	Individual Ownership	☐	Joint Tenants with Right of Survivorship

☐	Community Property	☐	Tenants in Common

☐	Tenants by the Entirety	☐	Corporate Ownership

☐	Partnership Ownership	☐	Custodian for a Minor

☐	Trust (see below)	☐	IRA or Pension Plan

Date Trust Established:

Name of Trustee or other Administrator

1

Each subscriber represents that:

(a)	The information contained herein is complete and accurate and may be relied upon, and

(b)
The undersigned will notify the Company immediately of any material change in any such information occurring prior to the acceptance of the undersigned’s subscription, including any changes in address or other contact information.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of this ______ day of ____________ 2012.

FOR INDIVIDUALS:

Print Name

Signature

NAME AND SIGNATURE OF JOINT TENANT OR TENANT IN COMMON

Print Name

Signature

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS

Print Name of Entity

By:
Print name and capacity (Trustee, President or General Partner) of person making investment decision

Signature

Agreed to and accepted:

By:           Energizer Tennis Inc.,
          a Nevada corporation

By:
  Alexander Farquharson
Its:           President

 2